UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT


                Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934

                Date of Report: August 10, 1998
      (Date of Earliest Event Reported): (August 10, 1998)


              SCOTT & STRINGFELLOW FINANCIAL, INC.
     (Exact name of registrant as specified in its charter)


                 Commission File Number 0-15105

               Virginia                        54-1315256
    State or other jurisdiction              I.R.S. Employer
            of incorporation                Identification No.


          909 East Main Street  Richmond, Virginia  23219
(Address of principal executive office)       (Zip Code)

                         (804) 643-1811
      (Registrant's telephone number, including area code)



















                       Page 1 of 3 pages






Item 5. Other Events

BB&T Corporation and Richmond, Va.-based Scott & Stringfellow Financial Inc., announced today an agreement that will significantly increase BB&T's presence in investment banking and retail brokerage.

BB&T will acquire the investment banking firm of Scott & Stringfellow in a stock transaction valued at $131 million based on BB&T's closing price of $34 7/16 on Friday, Aug. 7. The transaction, approved by the boards of directors of both companies, will be accounted for as a pooling of interests. The exchange ratio will be one share of BB&T common stock for each share of Scott & Stringfellow common stock following BB&T's 2-for-1 stock split, effective on Aug. 3.

"Our clients are asking for more sophisticated financial products, including corporate finance, equity underwriting and distribution, advisory services, and research," said BB&T Chairman John A. Allison. "We believe there are significant synergies among our commercial middle-market lending, investment counseling, insurance and trust businesses with Scott & Stringfellow.

"Scott & Stringfellow is also the perfect fit' with BB&T because of its outstanding reputation for integrity and client service, our overlapping distribution systems and its ability to complete our investment banking product line."

BB&T entered investment banking through its acquisition of Craigie, Incorporated, also of Richmond, in October 1997. Craigie specializes in the origination, underwriting, trading and distribution of public and private fixed-income securities. Craigie will become part of Scott & Stringfellow, which will operate as an autonomous subsidiary of BB&T.

Scott & Stringfellow, established in 1893, has 31 offices in the Carolinas, Virginia and West Virginia. It specializes in full-service retail brokerage, institutional equity and debt underwriting, investment advisory services, corporate finance, equity trading, equity research and a wide range of other investment-related financial services. Scott & Stringfellow manages more than $10 billion in total assets for clients.

"While there are significant cultural differences among investment banking, retail brokerage and commercial banking, BB&T has successfully dealt with cultural issues in the past," Allison said. "An example is our insurance subsidiary, which has operated very successfully as a separate line of business."

"This agreement represents an excellent opportunity to combine our investment banking activities with BB&T's growing commercial business," said John Sherman, Jr., who will continue in his role as chief executive officer and president of Scott & Stringfellow and as a member of the board of directors. "Our merger with BB&T is in the best long-term interests of our clients, our associates, our communities and our shareholders."

BB&T's investment banking headquarters will be located in Richmond, Va.
with S. Buford Scott and Frederic S. Bocock retaining their roles as chairman and vice chairman of Scott & Stringfellow. Allen Mead Ferguson and John Thomas West IV of Craigie Incorporated will join the Scott & Stringfellow board. The name of Scott & Stringfellow will be retained, and the firm will be responsible for BB&T's anticipated growth in investment banking and brokerage.

The acquisition, expected to be completed during the fourth quarter of 1998, is subject to the approval of regulators and the shareholders of Scott & Stringfellow.

Winston-Salem-based BB&T Corporation has $32.2 billion in assets and operates 527 banking offices in the Carolinas, Virginia, Maryland and Washington, D.C.





                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



     SCOTT & STRINGFELLOW FINANCIAL, INC.


     By:/s/Mike D. Johnston                       August 10, 1998
           Mike D. Johnston                       Date
           Senior Vice President and
           Chief Financial Officer